Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Charles & Colvard, Ltd.

Morrisville, North Carolina

We hereby consent to the incorporation by reference in this Registration Statement of our report dated September 6, 2018, relating to the consolidated financial statements of Charles & Colvard, Ltd., appearing in the Company’s Transition Report on Form 10-KT for the six-month transition period from January 1, 2018 to June 30, 2018.

/s/ BDO USA, LLP

Raleigh, North Carolina
November 9, 2018